Exhibit 3.1

AMENDED AND RESTATED

CERTIFICATE OF INCORPORATION

OF

KRISPY KREME, INC.

Pursuant to Sections 242 and 245

of the General Corporation Law of the State of Delaware

The undersigned, being the Chief Legal Officer of Krispy Kreme, Inc., a corporation organized and existing under the laws of the State of Delaware (the “Corporation”), does hereby certify that:

1. the name of the Corporation is Krispy Kreme, Inc.;

2. the original certificate of incorporation of the Corporation was filed in the Office of the Secretary of State of the State of Delaware on July 18, 2012 pursuant to the General Corporation Law of the State of Delaware (the “DGCL”) and the Corporation was originally incorporated under the name JAB Beech Inc.;

3. pursuant to Sections 242 and 245 of the DGCL, this Amended and Restated Certificate of Incorporation restates, integrates and further amends the provisions of the current Certificate of Incorporation of the Corporation;

4. the directors and the stockholders of the Corporation, in accordance with Sections 228, 242 and 245 of the DGCL, have duly adopted and approved this Amended and Restated Certificate of Incorporation; and

5. the certificate of incorporation of the Corporation is hereby amended and restated to read in its entirety as follows:

FIRST. Name. The name of the corporation is Krispy Kreme, Inc. (the “Corporation”).

SECOND. Registered Office. The registered office of the Corporation in the State of Delaware is located at 251 Little Falls Drive, City of Wilmington, County of New Castle, Delaware 19808. The name of the Corporation’s registered agent for service of process in Delaware is Corporation Service Company.

THIRD. Corporate Purpose. The nature of the business or purposes of the Corporation is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of the State of Delaware (the “DGCL”) as it now exists and may hereinafter be amended.

FOURTH. Shares, Classes and Series Authorized. The total number of shares of all classes of stock which the Corporation shall have authority to issue is 350,000,000 shares, consisting of 50,000,000 shares of Preferred Stock, par value $0.01 per share, as more fully described in Article Fifth, Section A below (the “Preferred Stock”), and 300,000,000 shares of Common Stock, par value $0.01 per share, as more fully described in Article Fifth, Section B below (the “Common Stock”). Upon the filing (the “Effective Time”) of this Amended and Restated Certificate of Incorporation of the Corporation, pursuant to the DGCL, the shares of Common Stock issued and outstanding immediately prior to the Effective Time shall be reclassified as, and shall be converted into, a larger number of shares such that each share of issued Common Stock immediately prior to the Effective Time shall be reclassified and converted into and shall become 1,745.00 shares of fully paid and non-assessable Common Stock, without any action by the holder thereof. From and after the Effective Time, certificates representing Common Stock outstanding immediately prior to the Effective Time shall represent the number of shares of Common Stock into which the Common Stock shall have been reclassified pursuant to the foregoing provisions. Notwithstanding the foregoing, any stockholder of Common Stock outstanding immediately prior to the Effective Time shall receive, upon surrender of such certificate or certificates, a new certificate evidencing and representing the number of shares of Common Stock to which such stockholder is entitled pursuant to the foregoing provisions.

FIFTH.

A.    Preferred Stock.

The shares of Preferred Stock may be divided and issued from time to time in one or more series as may be designated by the Board of Directors of the Corporation (the “Board”), each such series to be distinctly titled and to consist of the number of shares designated by the Board. Subject to any limitations prescribed by applicable law or this Certificate of Incorporation, the Board is hereby expressly vested with authority to fix by resolution the number of shares constituting such series, the powers, designations, preferences and relative, participating, optional or other special rights (if any), and the qualifications, limitations or restrictions thereof (if any), of the Preferred Stock and each series thereof that may be designated by the Board, including, but without limiting the generality of the foregoing, the following:

(a)

the maximum number of shares to constitute such series, which may subsequently be increased or decreased (but not below the number of shares of that series then outstanding) by resolution of the Board, the distinctive designation thereof and the stated value thereof if different than the par value thereof;

(b)	whether the shares of such series shall have voting powers, full or limited, or no voting powers and, if any, the terms of such voting powers;

(c)

the dividend rate, if any, on the shares of such series, the conditions and dates upon which such dividends shall be payable, the preference or relation which such dividends shall bear to the dividends payable on any other class or classes or on any other series of capital stock and whether such dividend shall be cumulative or noncumulative;

(d)

whether the shares of such series shall be subject to redemption by the Corporation and, if made subject to redemption, the times, prices and other terms, limitations, restrictions or conditions of such redemption;

(e)

the relative amounts and the relative rights or preference, if any, of payment in respect of shares of such series, which the holders of shares of such series shall be entitled to receive upon the liquidation, dissolution or winding-up of the Corporation;

(f)

whether or not the shares of such series shall be subject to the operation of a retirement or sinking fund and, if so, the extent to and manner in which any such retirement or sinking fund shall be applied to the purchase or redemption of the shares of such series for retirement or to other corporate purposes and the terms and provisions relative to the operation thereof;

(g)

whether or not the shares of such series shall be convertible into, or exchangeable for, shares of any other class, classes or series, or other securities, whether or not issued by the Corporation, and if so convertible or exchangeable, the price or prices or the rate or rates of conversion or exchange and the method, if any, of adjusting same;

(h)

the limitations and restrictions, if any, to be effective while any shares of such series are outstanding upon the payment of dividends or the making of other distributions on, and upon the purchase, redemption or other acquisition by the Corporation of, the Common Stock or any other class or classes of stock of the Corporation ranking junior to the shares of such series either as to dividends or upon liquidation, dissolution or winding-up;

(i)

the conditions or restrictions, if any, upon the creation of indebtedness of the Corporation or upon the issuance of any additional stock (including additional shares of such series or of any other series or of any other class) ranking on a parity with or prior to the shares of such series as to dividends or distributions of assets upon liquidation, dissolution or winding-up; and

(j)

any other preference and relative, participating, optional or other special rights, and the qualifications, limitations or restrictions thereof, as shall not be inconsistent with applicable law, this Article Fifth or any resolution of the Board adopted pursuant hereto.

B.    Common Stock.

All shares of Common Stock shall be identical and shall entitle the holders thereof to the same rights and privileges. The voting, dividend, liquidation and other rights and privileges of the holders of the Common Stock are subject to and qualified by the rights of the holders of Preferred Stock of any series as may be designated from time to time by the Board upon any issuance of Preferred Stock of any series.

(a)

Dividends. Dividends may be declared and paid on the Common Stock then outstanding from funds lawfully available therefor as, when and if determined by the Board and subject to any preferential dividend or other rights of any then outstanding Preferred Stock. The holders of Common Stock then outstanding shall be entitled to share equally, share for share, in such dividends, whether payable in cash, in property or in shares of stock of the Corporation.

(b)	Voting Rights. Each holder of Common Stock then outstanding shall be entitled to one vote per share held by such holder at all meetings of stockholders. There shall be no cumulative voting.

(c)

Liquidation. In the event of any liquidation, dissolution or winding up of the Corporation, whether voluntary or involuntary, after payment shall have been made to holders of the Preferred Stock then outstanding of the full amounts to which they shall be entitled as stated and expressed herein or as may be stated and expressed in any resolution of the Board adopted pursuant hereto, the holders of Common Stock then outstanding shall be entitled to share ratably according to the number of shares of the Common Stock then outstanding held by them in all remaining assets of the Corporation available for distribution to its stockholders.

SIXTH. Perpetual Existence. The Corporation shall have perpetual existence.

SEVENTH. Director Liability.

(a)

To the fullest extent permitted by the DGCL, no director of the Corporation shall be personally liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except to the extent such exemption from liability or limitation thereof is not permitted under the DGCL.

(b)

No amendment to or repeal of this Article Seventh shall apply to or have any effect on the liability or alleged liability of any director of the Corporation for or with respect to any acts or omissions of such director occurring prior to such amendment.

(c)

If the DGCL is amended to authorize corporate action further eliminating or limiting the liability of directors, then a director of the Corporation shall be free of liability to the fullest extent permitted by the DGCL.

EIGHTH. Indemnification.

(a)

Actions, Suits and Proceedings Other than by or in the Right of the Corporation. The Corporation shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the Corporation) by reason of the fact that the person is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other entity (including any employee benefit plan) (all such persons being referred to hereafter as an “Indemnitee”), or by reason of any action alleged to have been taken or omitted in such person’s capacity as a director, officer, employee or agent of the Corporation or in any other capacity while serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other entity (including any employee benefit plan), against all expenses (including attorneys’ fees), judgments, fines, taxes or penalties and amounts paid in settlement actually and reasonably incurred by or on behalf of Indemnitee in connection with such action, suit or proceeding if Indemnitee acted in good faith and in a manner which Indemnitee reasonably believed to be in or not opposed to the best interests of the Corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe the Indemnitee’s conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that Indemnitee did not act in good faith and in a manner which Indemnitee reasonably believed to be in or not opposed to the best interests of the Corporation, and, with respect to any criminal action or proceeding, had reasonable cause to believe that the Indemnitee’s conduct was unlawful.

(b)

Actions or Suits by or in the Right of the Corporation. The Corporation shall indemnify any Indemnitee who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the Corporation to procure a judgment in its favor by reason of the fact that Indemnitee is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other entity (including any employee benefit plan), or by reason of any action alleged to have been taken or omitted in such person’s capacity as a director, officer, employee or agent of the Corporation or in any other capacity while serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other entity (including any employee benefit plan), against all expenses (including attorneys’ fees) actually and reasonably incurred by or on behalf of Indemnitee in connection with the defense or settlement of such action or suit if Indemnitee acted in good faith and in a manner which Indemnitee reasonably believed to be in or not opposed to the best interests of the Corporation, except that no indemnification shall be made under this Article Eighth in respect of any claim, issue or matter as to which Indemnitee shall have been adjudged to be liable to the Corporation, unless, and only to the extent that the Court of Chancery of Delaware or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of such liability but in view of all the circumstances of the case, Indemnitee is fairly and reasonably entitled to indemnity for such expenses (including attorneys’ fees) which the Court of Chancery of Delaware or such other court shall deem proper.

(c)

Indemnification for Expenses. Notwithstanding any other provisions of this Article Eighth, to the extent that an Indemnitee has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in clauses (a) and (b) of this Article Eighth, or in defense of any claim, issue or matter therein, Indemnitee shall be indemnified against all expenses (including attorneys’ fees) actually and reasonably incurred by or on behalf of Indemnitee in connection therewith. Without limiting the foregoing, if any action, suit or proceeding is disposed of, on the merits or otherwise (including a disposition without prejudice), without (i) the disposition being adverse to Indemnitee, (ii) an adjudication that Indemnitee was liable to the Corporation, (iii) a plea of guilty or nolo contendere by Indemnitee, (iv) an adjudication that Indemnitee did not act in good faith and in a manner the Indemnitee reasonably believed to be in or not opposed to the best interests of the Corporation, and (v) with respect to any criminal proceeding, an adjudication that Indemnitee had reasonable cause to believe his or her conduct was unlawful, Indemnitee shall be considered for the purposes hereof to have been wholly successful with respect thereto.

(d)

Notification and Defense of Claim. As a condition precedent to an Indemnitee’s right to be indemnified, such Indemnitee must notify the Corporation in writing as soon as practicable of any action, suit or proceeding involving such Indemnitee for which indemnification will or could be sought. With respect to any action, suit or proceeding of which the Corporation is so notified, the Corporation will be entitled to participate therein at its own expense and/or to assume the defense thereof at its own expense, with legal counsel reasonably acceptable to Indemnitee. After notice from the Corporation to Indemnitee of its election so to assume such defense, the Corporation shall not be liable to Indemnitee for any legal or other expenses subsequently incurred by Indemnitee in connection with such action, suit or proceeding, other than as provided below in this Article Eighth. Indemnitee shall have the right to employ his or her own counsel in connection with such action, suit or proceeding, but the fees and expenses of such counsel incurred after notice from the Corporation of its assumption of the defense thereof shall be at the expense of Indemnitee unless (i) the employment of counsel by Indemnitee has been authorized by the Corporation, (ii) counsel to Indemnitee shall have reasonably concluded that there may be a conflict of interest or position on any significant issue between the Corporation and Indemnitee in the conduct of the defense of such action, suit or proceeding or (iii) the Corporation shall not in fact have employed counsel to assume the defense of such action, suit or proceeding, in each of which cases, the fees and expenses of one counsel for Indemnitee shall be at the expense of the Corporation, except as otherwise expressly provided by this Article Eighth. The Corporation shall not be required to indemnify Indemnitee under this Article Eighth for any amounts paid in settlement of any action, suit or proceeding effected without its written consent. The Corporation shall not settle any action, suit or proceeding in any manner which would impose any judgment, penalty, admission or limitation on Indemnitee without Indemnitee’s written consent. Neither the Corporation nor Indemnitee will unreasonably withhold or delay its consent to any proposed settlement.

(e)

Advancement of Expenses. In the event of any threatened or pending action, suit or proceeding of which the Corporation receives notice under this Article Eighth, any expenses (including attorneys’ fees for attorneys retained in accordance with clause (d) above) incurred by or on behalf of any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the Corporation) by reason of the fact that the person is or was a director or officer of the Corporation, or while a director or officer of the Corporation is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other entity (including any employee benefit plan) in defending an action, suit or proceeding or any appeal therefrom shall be paid by the Corporation in advance of the final disposition of such matter; provided, however, that the payment of such expenses incurred by or on behalf of such person in advance of the final disposition of such matter shall be made only upon receipt of an undertaking by or on behalf of such person to repay all amounts so advanced in the event that it shall ultimately be determined by final judicial decision from which there is no further right to appeal that such person is not entitled to be indemnified by the Corporation as authorized in this Article Eighth. Such undertaking shall be accepted without reference to the financial ability of such person to make such repayment. Any advances or undertakings to repay pursuant to this clause (e) shall be unsecured and interest-free.

(f)

Procedure for Indemnification. In order to obtain indemnification or advancement of expenses pursuant to clauses (a), (b), (c), (d) or (e) of this Article Eighth, an Indemnitee or person entitled to advancement of expenses pursuant to clause (e) above shall submit to the Corporation a written request. Any such indemnification or advancement of expenses shall be made as soon as practicable after written demand by Indemnitee or such person therefor is presented to the Corporation, and in any event within (i) in the case of indemnification under clause (c) or advancement of expenses, 20 business days after receipt by the Corporation, of the written request of Indemnitee or such person, or (ii) in the case of all other indemnification, 45 business days after receipt by the Corporation of the written request of Indemnitee, unless with respect to requests under this subclause (ii), the Corporation (y) has assumed the defense pursuant to clause (d) of this Article Eighth (and none of the circumstances described in clause (d) of this Article Eighth that would nonetheless entitle Indemnitee to indemnification for the fees and expenses of separate counsel have occurred) or (z) determined, by clear and convincing evidence, within such 45 business day period referred to above that Indemnitee did not meet the applicable standard of conduct. Such determination in clause (z), and any determination that advanced expenses must be repaid to the Corporation, shall be made in each instance (a) by a majority vote of the directors consisting of persons who are not at that time parties to the action, suit or proceeding in question (“disinterested directors”), whether or not a quorum, (b) by a committee of disinterested directors designated by majority vote of disinterested directors, whether or not a quorum, (c) if there are no disinterested directors, or if the disinterested directors so direct, by independent legal counsel (who may, to the extent permitted by applicable law, be regular legal counsel to the Corporation) in a written opinion, or (d) by the stockholders of the Corporation. Any determination made under this clause (f) shall not create any presumption or bind any court in determining whether indemnification or repayment of advanced expenses is required.

(g)

Limitations. Notwithstanding anything to the contrary in this Article Eighth, the Corporation shall not indemnify an Indemnitee pursuant to this Article Eighth (i) in connection with an action, suit or proceeding (or part thereof) initiated by such Indemnitee unless the initiation thereof was approved by the Board, or (ii) to the extent such Indemnitee or person entitled to advancement of expenses pursuant to clause (e) above, is reimbursed from the proceeds of insurance, and in the event the Corporation makes any indemnification or advancement payments to an Indemnitee or such person and such Indemnitee or such person is subsequently reimbursed from the proceeds of such insurance, such Indemnitee or such person shall promptly refund indemnification or advancement payments to the Corporation to the extent of such insurance reimbursement.

(h)

Subsequent Amendment. No amendment, termination or repeal of this Article Eighth or of the relevant provisions of the DGCL or any other applicable laws shall adversely affect or diminish in any way the rights of any Indemnitee to indemnification or person entitled to advancements pursuant to clause (e) above to such advancement under the provisions hereof with respect to any action, suit or proceeding arising out of or relating to any actions, transactions or facts occurring prior to the final adoption of such amendment, termination or repeal.

(i)

Other Rights. The indemnification and advancement of expenses provided by this Article Eighth shall not be deemed exclusive of any other rights to which an Indemnitee seeking indemnification or a person seeking advancement of expenses pursuant to clause (e) above may be entitled under any law (common or statutory), agreement or vote of stockholders or disinterested directors or otherwise, both as to action in Indemnitee’s or such person’s official capacity and as to action in any other capacity while holding office for the Corporation. In addition, the Corporation may, to the extent authorized from time to time by its Board, grant indemnification rights to other employees or agents of the Corporation or other persons serving the Corporation and such rights may be equivalent to, or greater or less than, those set forth in this Article Eighth.

(j)

Insurance. The Corporation may purchase and maintain insurance on behalf of any person who is or was a director or officer of the Corporation, or is or was serving at the request of the Corporation as a director, officer, manager, member, employee or agent of another corporation, partnership, limited liability company, joint venture, trust or other entity against any liability asserted against him or her and incurred by him or her in any such capacity, or arising out of his or her status as such, whether or not the Corporation would have the power to indemnify him or her against such liability under the provisions of Section 145 of the DGCL.

(k)

Savings Clause. If this Article Eighth or any portion hereof shall be invalidated on any ground by any court of competent jurisdiction, then the Corporation shall nevertheless indemnify each Indemnitee as to any expenses (including attorneys’ fees), liabilities, losses, judgments, fines, Employee Retirement Income Security Act of 1974, as amended (ERISA) taxes or penalties and amounts paid in settlement in connection with any action, suit or proceeding, whether civil, criminal, administrative or investigative, including an action by or in the right of the Corporation, to the fullest extent permitted by any applicable portion of this Article Eighth that shall not have been invalidated and to the fullest extent permitted by applicable law.

(l)

Definitions. For purposes of this Article Eighth references to the “Corporation” shall include, in addition to the resulting corporation, any constituent corporation, partnership, limited liability company or joint venture, trust or other entity (including any constituent of a constituent) absorbed in a consolidation or merger which, if its separate existence had continued, would have had power and authority to indemnify its directors, officers, managers, members, and employees or agents so that any person who is or was a director, officer, manager, member, employee or agent of such constituent, or is or was serving at the request of such constituent as a director, officer, manager, member, employee or agent of another corporation, partnership, limited liability company, joint venture, trust or other entity, shall stand in the same position under the provisions of this Article Eighth with respect to the resulting or surviving corporation, partnership, limited liability company, or joint venture or other enterprise as such person would have with respect to such constituent if its separate existence had continued.

(m)

Scope. The Corporation shall indemnify any Indemnitee and advance expenses to a person pursuant to clause (e) above to the fullest extent permitted by the DGCL, and if the DGCL is amended after adoption of this Article Eighth to expand further the indemnification or advancements permitted to Indemnitees or such persons, then the Corporation shall indemnify such persons to the fullest extent permitted by the DGCL, as so amended.

(n)

Continuation of Rights. The indemnification and advancement of expenses provided by, or granted pursuant to, this Article Eighth shall, unless otherwise provided when authorized or ratified, continue as to a person who has ceased to be a director, officer, employee or agent, as applicable, and shall inure to the benefit of the heirs, executors and administrators of such a person.

NINTH. Management. For the management of the business and for the conduct of the affairs of the Corporation, and in further definition, limitation and regulation of the powers of the Corporation and of its directors and of its stockholders or any class thereof, as the case may be, it is further provided that:

(a)

General Powers. The business and affairs of the Corporation shall be managed by or under the direction of the Board, which may exercise all such powers of the Corporation and do all such lawful acts and things as are not by applicable law, this Certificate of Incorporation or the By-Laws of the Corporation, as amended and restated to date (the “By-Laws”) directed or required to be exercised or done by stockholders.

(b)

Number of Directors; Election of Directors. Subject to the rights of the holders of any series of Preferred Stock then outstanding, the number of directors which shall constitute the whole Board shall be fixed by or in the manner provided in the By-Laws. Except as otherwise provided by the By-Laws, the election of directors need not be by written ballot.

(c)	Classes of Directors. The Board shall not be divided into classes.

(d)

Terms of Office. Each director whose term is expiring shall be elected for a term of one (1) year. Each director shall hold office for the term for which he or she was elected and until his or her successor is elected and qualified or until his or her earlier death, resignation, retirement or removal.

(e)

Quorum and Manner of Acting. Unless otherwise provided by applicable law, the presence of a majority of the members of the Board shall be necessary to constitute a quorum for the transaction of business. In the absence of a quorum, a majority of the directors present may adjourn the meeting from time to time until the quorum shall be present. Notice of any adjourned meeting need not be given. At all meetings of the Board at which a quorum is present, all matters shall be decided by the affirmative vote of the majority of the directors present, except as otherwise required by law. The Board may hold its meetings at such place or places within or without the State of Delaware as the Board may from time to time determine or as shall be specified in the respective notices, or waivers of notice, thereof.

(f)

Removal. Subject to the rights of the holders of any series of Preferred Stock then outstanding, any director or the entire board of directors may be removed, with or without cause, by the affirmative vote of a majority of the votes which all the stockholders would be entitled to cast in any annual election of directors or class of directors at a special meeting of stockholders called in accordance with this Certificate of Incorporation and the By-Laws expressly for that purpose.

(g)

Vacancies. Subject to the rights of the holders of any series of Preferred Stock then outstanding, any vacancy or newly created directorships in the Board, however occurring, shall be filled only by vote of a majority of the directors then in office, although less than a quorum, or by a sole remaining director and shall not be filled by the stockholders. A director elected to fill a vacancy shall have the same remaining term as that of his or her predecessor, subject to the election and qualification of a successor and to such director’s earlier death, resignation, retirement or removal.

(h)

Stockholder Nominations and Introduction of Business, Etc. Advance notice of stockholder nominations for election of directors of the Corporation and business other than nominations for election of directors of the Corporation shall be brought by stockholders before a meeting of stockholders shall be given in the manner provided by the By-laws.

TENTH. No Action by Written Consent. No action shall be taken by the stockholders except at an annual or special meeting of stockholders called in accordance with the By-Laws, and no action shall be taken by the stockholders by written consent.

ELEVENTH. Special Meetings. Special meetings of stockholders may be held at such time and place, within or without the State of Delaware, as shall be stated in the notice of the meeting or in a waiver of notice thereof. Special meetings of the stockholders may be called only by the Chairman of the Board, the Chief Executive Officer or by resolution duly adopted by the affirmative vote of the majority of the members of the Board, and may not be called by any other person or persons. Any such resolution shall be sent to the Chairman of the Board or the Chief Executive Officer and the Secretary or Assistant Secretary and shall state the purpose or purposes of the proposed meeting. Business transacted at any special meeting is limited to the purposes stated in the notice.

TWELFTH. Amendment of By-Laws. The Board shall have, and is hereby expressly granted, the power to adopt, amend or repeal the By-Laws at any valid meeting of the Board by the affirmative vote of a majority of the whole Board. The By-Laws may also be altered, amended or repealed at any annual meeting of stockholders, or at any special meeting of the holders of shares of stock entitled to vote thereon called for that purpose, by the affirmative vote of not less than a majority of the voting power of all outstanding shares of capital stock of the Corporation entitled to vote thereon; provided however, that with respect to Sections 2, 6, 7 and 11 of Article II, Sections 2, 3, 7 and 10 of Article III and Article VIII of the By-Laws, such provisions may only be altered, amended or repealed at any annual meeting of stockholders, or at any special meeting of the holders of shares of stock entitled to vote thereon called for that purpose, by an affirmative vote of not less than two-thirds of the voting power of all outstanding shares of capital stock of the Corporation entitled to vote thereon.

THIRTEENTH. Amendment of Certification of Incorporation. The Corporation reserves the right at any time, and from time to time, to amend, alter, change or repeal any provision contained in this Certificate of Incorporation, in the manner now or hereafter prescribed by law, and all rights, preferences and privileges conferred upon stockholders, directors or any other persons herein are granted subject to this reservation. In addition to any affirmative vote required by law and/or provided to the holders of any series of Preferred Stock then outstanding, if any, with respect to Articles Seventh, Eighth, Ninth (other than Section (f)), Tenth, Eleventh, Twelfth and this Thirteenth, such provisions may only be altered, amended or repealed at any annual meeting of stockholders, or at any special meeting of the stockholders called for that purpose, by an affirmative vote of not less than two-thirds of the voting power of all outstanding shares of capital stock of the Corporation entitled to vote thereon, voting as a single class.

[signature page follows]

IN WITNESS WHEREOF, undersigned, being a duly elected officer of the Corporation, has executed this Amended and Restated Certificate of Incorporation and affirms the statements herein contained on this __ day of ___ 2021.

KRISPY KREME, INC.

By:
Name: Catherine Tang
Title: Chief Legal Officer and Corporate Secretary